UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): November 11, 2022

CARNEGIE DEVELOPMENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-207583	76-0513297
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3495 Lakeside Drive, #1087 Reno, Nevada	89509
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 800-345-8561

_______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)(1) Effective October 1, 2022, Tim Barton resigned as Chief Executive Officer (“CEO”) and Director of the Board of Directors of Carnegie Development, Inc. (the “Company” or the “Issuer”), as well as all positions with any subsidiary entities, and Tim Barton resigned as Chairman of the Board of Directors of the Company. Tim Barton noted that his resignation is not the result of any disagreement with the Company, its management, the Board or any committee of the Board.

(c) and (d) Effective as of October 1, 2022, stockholders of the Company holding 78.48% of the voting power among all stockholders of the Company appointed Robert Buker CPA, who is currently the Chief Financial Officer (“CFO”) as Chief Executive Officer (“CEO”)  and Director of the Board of Directors until his respective successor is duly elected and qualified.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CARNEGIE DEVELOPMENT, INC.

Dated: November 11, 2022	By:	/s/ Murugan Venkat
Murugan Venkat, Secretary & Director

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